Exhibit 23.1



       INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of FPL Group, Inc. on Form S-8 of our report dated February 11, 1994 appearing in FPL Group, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1993 and the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.




Deloitte & Touche LLP


Miami, Florida
February 10, 1995